UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, we amended the $350.0 million Amended and Restated Promissory Note, as amended (the “Note”), made by us in favor of The Mann Group LLC (“The Mann Group”), an entity controlled by our chief executive officer and principal stockholder, Alfred E. Mann. Pursuant to the amendment, accrued and unpaid interest that becomes due and payable under the Note may be paid-in-kind and capitalized into new principal indebtedness under the Note upon agreement of the parties. In addition, we and The Mann Group agreed that the Cancelled Principal Amount (defined below) would be permanently retired and not available for re-borrowing under the Note. The amendment also extends the date through which we can borrow under the Note to December 31, 2012.

The foregoing summary is qualified in its entirety by reference to the text of the Note, which is included as Exhibit 10.1 hereto.

Item 8.01 Other Events.

On June 27, 2012, following the early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and our receipt of the stockholder approval to increase the authorized number of shares of our common stock that was needed to consummate the transaction, we completed the closing (the “Closing”) of our previously announced issuance and sale of 31,250,000 unregistered shares of our common stock to The Mann Group pursuant to the Common Stock Purchase Agreement that we entered into with The Mann Group on February 2, 2012. The aggregate purchase price for the shares of common stock we issued and sold to The Mann Group was approximately $77.2 million and was paid for by cancelling principal indebtedness (the “Cancelled Principal Amount”) owed to The Mann Group under the Note.

In connection with the Closing, we and The Mann Group also agreed to capitalize into new principal indebtedness the accrued and unpaid interest on the Cancelled Principal Amount as well as all other accrued and unpaid interest under the Note which was due and payable as of June 27, 2012 (approximately $11.9 million in the aggregate). Following the cancellation of the Cancelled Principal Amount and the capitalization of the accrued and unpaid interest, the total principal amount outstanding under the Note was approximately $218.1 million, and we had approximately $26.9 million of available borrowings under the Note.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment, dated June 27, 2012, to Amended and Restated Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 10, 2010, as amended on January 16, 2012 and May 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
Name: David Thomson, Ph.D., J.D.
Title: Corporate Vice President, General Counsel and Secretary

Dated: July 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated June 27, 2012, to Amended and Restated Promissory Note made by MannKind Corporation in favor of The Mann Group LLC, dated August 10, 2010, as amended on January 16, 2012 and May 9, 2012.